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                                                                    Exhibit 24.3


     KNOW ALL MEN BY THESE PRESENTS, that Charles P. Rose, Jr. whose signature appears below constitutes and appoints Sandra J. Horbach, Farid Suleman and Randy L. Taylor his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement on Form S-1 (File No. 333-89844) of Citadel Broadcasting Corporation, including post-effective amendments and a registration statement registering additional securities pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and to other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be duly executed as of the 13th day of May, 2003.


                                         By: /s/ Charles P. Rose, Jr.
                                             --------------------------------
                                         Name:  Charles P. Rose, Jr.
                                         Title: Director